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                                                                  Exhibit 10.34

                                PROMISSORY NOTE

                                                               January 14, 1999
$17,171,717.00

     FOR VALUE RECEIVED, the undersigned, Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603 and Jameson Alabama, Inc., located at the same address ("Borrower" whether one or more and if more than one, jointly and severally) promise to pay to the order of Bank Midwest, N.A., 1100 Main Street, Kansas City, Missouri 64105 (together with its successors and assigns called "Lender") the principal sum of Seventeen Million One Hundred Seventy-One Thousand Seven Hundred Seventeen and No/100 Dollars ($17,171,717.00), together with interest upon the principal balance remaining outstanding from time to time as set forth below, in payments as set forth below. The indebtedness evidenced by this Promissory Note ("Note") is referred to herein as the "Loan."

1.  LOAN AMOUNT.

     The Loan represented by this Note is a discounted loan. Although the face amount of this Note is $17,171,717.00, Lender shall only advance $17,000,000.00 ("Advance Amount") to Borrower. All interest accruals, monthly payment amounts, percentage fees and penalties and payment applications shall be based on the full amount of $17,171,717.00 The difference between $17,171,717.00 and the Advance Amount shall constitute additional interest, over and above the interest rate accruals described below.

2.  TERM.

     The "Maturity Date" of this Note shall be the earlier of: a) the 20th anniversary of the date of this Note; or b) the date on which Lender exercises its right to accelerate the Loan upon the occurrence of an Event of Default (as defined below).

3.  INTEREST.

     The "Note Rate," prior to the occurrence of an Event of Default, will be a variable rate per annum calculated by adding the Margin to the Index. As used herein: a) the "Margin" is 3.75 percentage points; and b) the "Index" is the weekly average yield on United States Treasury securities adjusted to the constant maturity of one year (as made available by the Federal Reserve Board) in effect 45 days prior to the Rate Adjustment Date (as defined below). The Note Rate shall be re-calculated on the 1st anniversary of this Note and adjusted on the same day of each year thereafter (each of which is a "Rate Adjustment Date"). If the Index is no longer available, Lender will choose a new index which is based upon comparable information. All interest shall be calculated for the actual number of days elapsed over a year assumed to consist of 360 days.

4.  DEFAULT INTEREST RATE.

     At any time that an uncured Event of Default is outstanding, this Note will bear interest at a rate of interest which is 5.0 percentage points in excess of the Note Rate in effect from time to time ("Default Rate"). The Default Rate shall be paid without prejudice to Lender's rights to collect other amounts due hereunder or to declare a default under any Loan Document (as defined below).
If the Event of Default is cured during the applicable cure period, if any, interest will begin to accrue at the Note Rate commencing on the date the Event of Default is cured.

5.  PAYMENTS.

     Borrower shall make payments according to the following subsection(s) to Lender at its address or as later communicated to Borrower, in immediately payable U.S. funds. All payments shall be first applied to Lender's fees, costs, and expenses which are reimbursable under the terms of this Note or any Loan Document; then to late charges; then to accrued and unpaid interest; and then to principal. If any payment due date is a Saturday, Sunday, or banking holiday observed by Lender, the due date of the payment shall automatically be extended to the next following banking business day.

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     5.1.  Scheduled Principal and Interest Payments.

       Beginning on February ___ , 1999 and continuing on the 1st day of each month thereafter, Borrower shall make payments in an amount sufficient to fully repay the principal balance then outstanding, with interest at the rate then in effect, if monthly payments in the same amount were timely made over the remaining portion of an amortization period of 20 years beginning on the date of this Note.

     5.2.  Final Payment.

       All accrued and unpaid interest, late payment charges, outstanding principal, and all other amounts chargeable under the Loan Documents shall be due and payable in full on the Maturity Date.

6.   ESCROW PAYMENTS.

     In addition to the periodic payments described above and on the same days that such payments are due, Borrower shall make the following payments described below to Lender. Failure to make the escrow payments required above shall constitute an Event of Default. The amounts deposited under this section shall constitute additional security for the Loan and may be applied to the outstanding balance of the Loan at any time that an uncured Event of Default is outstanding. No interest shall be paid on any escrow accounts unless otherwise noted in the following subsection(s).

     6.1  Tax Escrow.

       If Borrower fails to pay real estate taxes and assessments levied against the Premises (as defined below) by not later than their due date(s), Borrower shall make tax escrow payments in amounts as determined by Lender sufficient to pay any real property taxes and assessments, general and special, next coming due against the Premises (each, a "Tax Escrow Payment"). Upon Lender's demand in such event, Borrower shall deposit and shall maintain a reserve in the tax escrow account equal to one Tax Escrow Payment. Upon receipt of any billing or notice of rate or assessment change, the amount of the Tax Escrow Payment shall be adjusted accordingly on the next payment date following any change.

     6.2  Insurance Escrow.

       If Borrower fails to pay premiums for the insurance policies required hereunder by not later than their due date(s), Borrower shall make insurance escrow payments in amounts as determined by Lender sufficient to pay any property and casualty insurance premiums for insurance on the Pledged Assets (as defined below) next coming due (each, an "Insurance Escrow Payment"). Upon Lender's demand in such event, Borrower shall deposit and shall maintain a reserve in the insurance escrow account equal to one Insurance Escrow Payment. Upon receipt of any billing or notice of premium change, the amount of the Insurance Escrow Payment shall be adjusted accordingly on the next payment date following any change.

     6.3  Replacement Reserve Escrow (Fixed Payment).

       Commencing with the 1st payment due under this Note, Borrower shall make monthly payments of $15,000.00 to Lender which shall be deposited into an escrow replacement reserve account Lender will establish ("Reserve Account") until such time as the Reserve Account has a balance not less than $200,000.00 ("Minimum Balance"). During the term of this Note, Borrower shall maintain the Minimum Balance in the Reserve Account. If the balance of the Reserve Account drops below the Minimum Balance, Borrower shall resume making monthly payments of $15,000.00 until such time as the balance exceeds the Minimum Balance. Lender shall pay interest on the Reserve Account to Borrower at a rate equal to Lender's lowest money market rate paid on bank deposits from time to time.

       Upon Lender's prior written approval, Borrower shall be entitled to withdraw amounts in the Reserve Account. Withdrawals by Borrower from the Reserve Account will be permitted only for completion of periodic renovation projects on the Premises, and shall not be used to fund the ongoing necessary maintenance and ordinary repairs of the Premises.

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  Upon Lender's request, Borrower shall provide Lender with information acceptable to Lender regarding renovation projects, including but not limited to status of completion reports, lien waivers, and other information deemed necessary by Lender. Periodic renovations shall include, but not be limited to: x) replacement of carpets, wall coverings, furniture, plumbing fixtures, equipment (if the cost of equipment exceeds $5,000.00; y) painting of interior and exterior surfaces; and z) resurfacing or replacement of parking facilities, roof repairs, and structural repairs if the cost of the repairs exceeds $5,000.00.

7.   LATE PAYMENT CHARGE.

     If Borrower fails to make any payment within 10 days after the due date, a late charge of 5.0% of the payment amount due will be charged by Lender. A tender to Lender of any payment more than 10 days past due which does not include the late fee may be rejected as insufficient or Lender may accept the tendered amount as a partial payment without waiving Lender's right to receive the late payment charge. This Note will remain in default and interest at the Default Rate will accrue until the late payment charge is paid. The late payment charge shall be paid without prejudice to Lender's rights to collect other amounts due hereunder or to declare a default under this Note or any other Loan Document.

8.   DISBURSEMENTS; LOAN PURPOSE.

     The purpose of the Loan is to provide long term financing secured by the following parcels of real property, the improvements located thereon and the personal property attached to and used in connection therewith: Lancaster, Cheraw, Gaffney, Orangeburg, Seneca, Georgetown, and Union, South Carolina; Alexander City, Ozark, Greenville, and Oxford, Alabama; and Eastman, Greensboro, and Fitzgerald, Georgia and commonly known as Jameson Inn motels (individually and collectively referred to as the "Premises"). Borrower agrees that the funds Borrower will receive under the terms of the Loan will be used only for this purpose. Borrower agrees that this is a business loan and that none of the Loan proceeds have been or will be used for any personal, consumer, family, or household purpose. Lender shall have no obligation to readvance, and Borrower shall have no right to reborrow, any amounts repaid to Lender pursuant to the terms of this Note, whether as scheduled payments or as prepayments.

9.   SECURITY.

     This Note is secured by a lien upon the Premises and the personal property ("Collateral") more fully described in the Loan Documents. The Premises and Collateral are sometimes collectively called "Pledged Assets."

     As used herein, "Loan Documents" include this Note and certain other documents, including but not limited to the following (as modified from time to time):

          9.1 Seven separate Mortgage, Assignment and Security Agreements dated of even date herewith, executed by Jameson Inns, Inc. for the benefit of Lender securing the Premises located in South Carolina ("South Carolina Mortgages");

          9.2 Four separate Mortgage, Assignments and Security Agreements dated of even date herewith executed by Jameson Alabama, Inc. for the benefit of Lender securing the Premises located in Alabama ("Alabama Mortgages");

          9.3 Three separate Deeds to Secure Debt dated of even date herewith executed by Jameson Inns, Inc. for the benefit of Lender securing the Premises located in Georgia ("Georgia Deeds to Secure Debt");

          9.4 An Assignment of Leases and Rents dated of even date herewith for each separate motel comprising the Premises executed by Borrower for the benefit of Lender ("Assignment of Leases");

          9.5 Three separate Assignments of Income dated of even date herewith executed by Jameson Inns, Inc. for the benefit of Lender pertaining to the three separate Georgia motels comprising the Premises ("Assignments of Income");

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          9.6  A Security Agreement dated of even date herewith executed by
     Borrower for the benefit of Lender which encumbers certain property described therein ("Security Agreement");

          9.7 An Estoppel and Subordination Agreement dated of even date herewith for each separate motel comprising the Premises executed by Borrower, Jameson Hospitality, LLC and Lender ("Estoppel Agreement");

          9.8 UCC-1 Financing Statements and UCC-2 Financing Statements, where applicable ("UCC's").

10.  PREPAYMENT.

     Borrower will be entitled to prepay the Loan in part or in full at any time upon payment of a prepayment premium of: a) 2.0% of the principal amount prepaid on or before the third anniversary of the Note date; and b) 1.0% of the principal amount prepaid after the third anniversary and on or before the tenth anniversary of the Note date. Thereafter, there shall be no prepayment premium applicable to principal prepayments. The applicable prepayment premium shall not decline if this Note is in default, but rather shall remain at the amount in effect at the initial occurrence of the earliest uncured event of default. The prepayment premium shall be applied to all principal payments in excess of the principal portion of the scheduled monthly payments, whether resulting from voluntary payments, collection actions, suit, or foreclosure. Prepayments shall be applied against unpaid installments in inverse order of their scheduled maturity. No prepayment shall affect the amount or due date of any regularly scheduled payments, except to the extent that the principal balance outstanding affects the computation of a new payment amount on each Rate Adjustment Date.
If the Loan is accelerated by Lender, Lender may require Borrower to pay to Lender the prepayment premium that is applicable at the time of the event of default.

11.  EVENTS OF DEFAULT.

     The following shall be "Events of Default" under this Note in addition to any events of default defined in the Loan Documents:


     11.1.  Payment Default.

       A failure to pay when due any principal, interest, fee, expense reimbursement or escrow payment.

     11.2.  Breach of Covenant; Default Under Loan Documents.

       A failure to perform or pay when due any other obligation, covenant, representation, warranty, or agreement under the terms of any Loan Document in strict accordance with the terms and provisions thereof.

     11.3.  Sale, Conveyance, or Further Encumbrance.

       A sale, conveyance, or further encumbrance of all or any part of the Pledged Assets without Lender's prior written consent.

     11.4.  Lease

       A lease of any portion of the Pledged Assets for a term of more than 1 year, other than the lease which currently exists with Jameson Hospitality, LLC, which shall be permitted.

     11.5.  Default Under Other Agreements With Lender.

       The occurrence of any default under any other promissory note, guaranty, security document, agreement, or loan document executed by Borrower and owned by Lender at the time of default.

     11.6.  Default Under another Lender's Loan.

       The occurrence of any default under any document executed by Borrower which:

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  a) is owned by any person other than Lender; and b) constitutes a lien on the Pledged Assets (no permission for creation of such liens being implied).

     11.7.  Violation of Law.

       A violation, whether discovered or asserted before or after closing of any federal, state, or local law, rule, regulation, or order issued by a governmental agency or court which would or could have a material adverse impact on Borrower's business or properties (including without limitation the Pledged Assets) including but not limited to: a) any provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or any similar law which prohibits or restricts the storage, maintenance, or discharge of hazardous materials or waste, or b) any provisions of the Americans with Disabilities Act of 1990 or any similar federal, state, or local law imposing requirements relating to the accessibility of buildings or structures to persons with disabilities.

     11.8.  False Statement; Fraud.

       The material falseness of any statement, warranty, or representation when given or made by Borrower to Lender or any such statement, warranty, or representation becoming materially false at any time when any portion of the Loan remains outstanding, or any fraud committed by Borrower, or any partners, shareholders, members or other owners of Borrower in connection with the procurement, processing, funding or servicing of the Loan.

     11.9.  Bankruptcy; Insolvency; Debtor Relief.

       Borrower, or any surety: a) making an assignment for the benefit of creditors; b) filing a voluntary proceeding seeking protection from creditors under any bankruptcy or other similar law; c) becoming the subject of an involuntary proceeding under any bankruptcy or other similar law and a failure to obtain a stay or vacation of such proceedings within thirty (30) days; or
  d) making any admission of its inability to pay its debts generally as they become due.

     11.10.  Appointment of Trustee.

       The appointment of a trustee, receiver, or liquidator for Borrower, any surety, or the Pledged Assets.

     11.12.  Liens; Judgments; Levies.

       The occurrence of any of the following with respect to Borrower or any of the Pledged Assets: a) the imposition of any lien or other similar encumbrance which shall remain undischarged of record for a period of 30 days from the filing of such lien; b) the issuance of any garnishment, attachment, levy, or any other form of execution; or c) the entry of a material adverse judgment by a court having jurisdiction.

     11.13.  Loss of Priority Position.

       The loss or impairment of: a) Lender's lien or security interest; or b) the priority of Lender's lien or security interest in the Pledged Assets.

     11.14.  Decline in Value of Collateral.

       A determination by Lender in good faith that there has been a material decline in the value of the Pledged Assets. For purposes of this subsection, a material decline shall not have occurred until such time, if any, as the value of the Pledged Assets is less than 110.0% of the then-outstanding principal balance of the Loan.

     11.15.  Other Material Default.

       A determination by Lender in good faith that the prospect of payment or performance under the Loan Documents is materially impaired.

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12.  RIGHT TO CURE.

     Borrower shall have the right to cure any payment default within 10 days following the due date. Borrower shall have the right to cure any non-payment Event of Default within 10 days following the date of Lender's notice of default to Borrower except for the Events of Default described in the "Sale, Conveyance, or Encumbrance", "Lease", "Bankruptcy; Insolvency; Debtor Relief", "Liens; Judgments; Levies", or "False Statement" subsections hereof, for which no notice and right to cure shall be given.

13.  REMEDIES.

     Upon the occurrence of any Event of Default and after the applicable cure period, if any, at Lender's option, the outstanding principal balance of this Note, all accrued and unpaid interest, and all other amounts, fees, and charges due under the Loan Documents shall immediately become due and payable and Lender shall have the right to enforce its liens and security interests and exercise any rights under the Loan Documents, applicable law, and/or principles of equity. The order and manner of Lender's remedies shall be in its sole and absolute discretion. In any enforcement action, Borrower agrees that Lender's books and records showing the account between Lender and Borrower shall be admissible and binding upon Borrower for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

14.  YEAR 2000 COMPLIANCE.

     Borrower shall provide whatever information Lender may request from time to time with respect to Borrower's Year 2000 preparedness. Lender may require Borrower to develop and implement a Year 2000 compliance program reasonably satisfactory to Lender ("Y2K Plan"). If Lender requires a Y2K Plan, Borrower shall furnish such information and take such actions as may be reasonably required from time to time to assist Lender in determining whether Borrower has complied with the Y2K Plan. Any failure by Borrower to provide information concerning Borrower's Y2K preparedness as requested by Lender or, if Lender requires a Y2K Plan, to implement and maintain the Y2K Plan in a manner acceptable to Lender by June 30, 1999 may, at Lender's discretion, constitute an Event of Default. Borrower agrees that the provisions of this "Year 2000 Compliance" section shall not impose any duty or liability upon Lender with respect to Year 2000 issues as they may affect Borrower's business. Borrower acknowledges that: a) Borrower is and will remain solely responsible for identifying and addressing Year 2000 issues or risks which may affect Borrower's business; and b) if Borrower decides at any time that Borrower's business operations may be adversely affected by Year 2000 issues, Lender encourages Borrower to engage the services of a consultant competent to address such issues.

15.  COSTS AND EXPENSES.

     Immediately upon Lender's demand, Borrower shall reimburse Lender for any costs, including but not limited to reasonable attorneys' fees, court costs, discovery expenses, investigation costs, costs of preserving, protecting, or evaluating the Pledged Assets (and, as applicable, receivership fees, management fees, boundary surveys, value appraisals, and environmental audits), travel expenses, and all other out-of-pocket expenses of any kind incurred in: a) collecting any sums due under the Loan Documents; b) enforcing or defending any lien on or security interest related to the Pledged Assets; c) pursuing or defending any litigation based on, arising from, or related to any Loan Document; d) connection with the custody, preservations, use, operation, or sale of the Pledged Assets; and e) negotiating or interpreting the Loan Documents. Immediately upon Lender's demand, Borrower shall reimburse Lender for any costs, including but not limited to reasonable attorneys' fees, court costs, discovery expenses, investigation costs, losses, judgments, settlements, or damages incurred by Lender in connection with any claims brought by any person against Lender due to the lending relationship between Lender and Borrower. All costs shall be paid whether or not actions or foreclosure proceedings are commenced or continued into judgment. Any costs not paid within 30 days shall be added to the outstanding balance of this Note and continue thereafter to bear interest at the Default Rate.

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16.  USURY.

     All provisions of this Note which call for the payment of interest are intended to comply with all applicable usury statutes and regulations. If the terms of this Note would require the payment of interest in excess of the amount permitted by any applicable law or regulation, the terms of this Note shall be deemed to be modified to comply with all such applicable laws or regulations without any action by either party. If Lender receives interest in excess of the amount permitted by any applicable law or regulation, the excess portion of the interest received shall be deemed to be a prepayment of principal without premium as of the date received.

17.  WAIVER.

     To the fullest extent permitted by law, Borrower and any endorsers, sureties, and guarantors irrevocably: a) waive presentment for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, demand, other notices of every kind, and all rights to plead any statute of limitations as a defense to any action hereunder; b) consent that the time of payment of any installment may be extended from time to time, that all or any part of the Pledged Assets may be released, and that any person liable under this Note may be released, all without notice, and all without affecting the liability of any person or the lien on that portion of the Pledged Assets not expressly released; and c) agree that no delay in enforcing any remedy under this Note or any Loan Document shall be construed to be a waiver of that or any other remedy.
Lender's failure to exercise any of its rights, remedies, or powers set forth herein or in the Loan Documents or Lender's acceptance of partial payments or performance shall not constitute a waiver of any Event of Default, but any such right, remedy, or power shall remain continually in force. A waiver of one Event of Default shall not be construed as continuing or as a bar to or waiver of: x) such Event of Default at a later date; y) any other Event of Default; or
z) any other right, remedy, or power.

18.  FINANCIAL STATEMENTS.

     Borrower shall keep, at its expense, adequate records and books of account with respect to its business and the Pledged Assets in form and content reasonably acceptable to Lender. Borrower shall permit Lender and its employees, agents, accountants, and attorneys to examine and make extracts from Borrower's records and books at such reasonable times as Lender may request. Borrower shall provide Lender copies of: a) Borrower's annual 10-K reports; b) Borrower's quarterly 10-Q reports; c) copies of any audited financial statements prepared for Borrower promptly upon completion thereof; d) Borrower's annual federal and state tax returns, with all schedules attached, within 20 days after filing with the taxing authority(ies); and e) operating statements and rent rolls on the Premises at least quarterly, or more frequently upon lender's reasonable request.

19.  REVIVAL OF LIABILITY.

     If any payments or proceeds received by Lender are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, to Borrower, directly or as a debtor-in-possession, to a receiver, or any other person, whether directly or indirectly, under any bankruptcy law, state or federal law, common law, or equitable cause, then Borrower's obligation to make all such payments shall be revived and shall continue in full force and effect as if such payment or proceeds had never been received by Lender.

20.  NOTICES.

     All communications required hereunder or in the Loan Documents shall be given to Borrower and Lender at their respective addresses set forth in this Note, or at such other addresses as either party may designate by notice given in accordance with the terms of this section. All communications required or permitted pursuant to this Note shall be in writing and shall be deemed to have been properly given and received: a) if sent by hand delivery, then upon such delivery; b) if sent by nationally known overnight courier, then 1 day after dispatch; and c) if mailed by registered or certified U.S. Mail, postage prepaid and return receipt requested, then 3

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days after deposit in the mail.

21.  MISCELLANEOUS.

     a) This Note shall be binding on Borrower and Borrower's heirs, successors, and assigns, as applicable, and shall inure to the benefit of Lender and Lender's successors and assigns.

     b) Headings are inserted into this Note for convenience only and shall not be considered in construing any provision.

     c) This Note may not be modified, nor any of its provisions waived, without Lender's prior written consent.

     d) Time shall be of the essence of this Note.

     e) The provisions of this Note are separable. If any judgment is hereafter entered holding any provision of this Note to be invalid or unenforceable, then the remainder of this Note shall not be affected by such judgment, and the remaining terms of this Note shall be carried out as nearly as possible according to its original terms.

     f) The term "person" includes, but is not limited to natural persons, corporations, partnerships, trusts, trustees, limited liability companies, joint ventures, and/or other legal entities.

     g) No inference in favor of, or against, any person shall be drawn from the fact that such person has drafted all or any part of this Note or any other Loan Document.

     h) The term "modified" means amended, restated, changed, extended, renewed, altered, terminated, or canceled.

     i) If there is a conflict between or among the terms of this Note or any Loan Document, Lender may elect to enforce from time to time those provisions that would afford Lender the maximum financial benefits and security for the obligations evidenced and secured by the Loan Documents and/or provide Lender the maximum assurance of payment and performance of such obligations in full.

22.  NO ORAL AGREEMENTS.

     The following notice is given to comply with (S) 432.045 of the Revised Statutes of Missouri:

          Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

     As used in this section, the term "this writing" is deemed to include all Loan Documents.

23.  CHOICE OF LAW; VENUE.

     This Note shall be deemed to have been executed and shall be performed in the State of Missouri and shall be governed by its laws except to the extent the laws of the State in which the Pledged Assets are located affect enforceability of the liens granted in the Loan Documents. Borrower irrevocably agrees that subject to Lender's sole and absolute election, Lender may bring suit, action, or other legal proceedings arising out of the Loan Documents in courts located in Missouri or the State in which the Pledged Assets are located, whether local, state, or federal. Borrower hereby submits to the jurisdiction of such court(s) and waives any right Borrower may have to request a change of venue or a removal to another court.

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24.  WAIVER OF JURY TRIAL.

     Borrower and any endorsers, sureties, or guarantors hereby irrevocably and severally: a) waive the right to a trial by jury in any action or proceeding brought by any party in connection with this Note, any Loan Document, or any modification thereof; b) have made this waiver knowingly, intentionally, and voluntarily; c) acknowledge no reliance upon any oral or written statements made by Lender or on Lender's behalf, other than those contained herein, either to induce this waiver of trial by jury or to modify or nullify its effect; d) acknowledge reading and understanding the meaning and ramifications of this waiver provision; and e) agree to take all such actions as may be required by applicable law to allow this waiver to be enforceable. By accepting this Note, Lender waives the right to a trial by jury in any action or proceeding brought by any party in connection with this Note.

     To effectuate the foregoing, Lender is hereby granted a power of attorney to file, as attorney-in-fact for Borrower, a copy of this Note in any court described in the "Choice of Law; Venue" section. This grant is to allow Lender to receive the benefit of this waiver of trial by jury pursuant to Section
510.190 RSMo and Rule 69.01, V.A.M.R. and/or any other applicable law. The copy of this Note so filed shall conclusively be deemed to constitute Borrower's waiver of trial by jury in any proceeding arising out of or otherwise relating to this Note, any of the Loan Documents, or Lender's conduct with respect to any of the foregoing. This power of attorney is coupled with an interest and is irrevocable. Borrower acknowledges that the foregoing waiver has been reviewed with an attorney of Borrower's choice and the meaning and effect of the foregoing waiver are fully understood.


BORROWER:

Jameson Inns, Inc.                  Jameson Alabama, Inc.

Taxpayer ID Number: 58-2079583      Taxpayer ID Number: 62-1617456




By: /s/ Craig R. Kitchin              By: /s/ Craig R. Kitchin
   -------------------------------       -------------------------------
Name:   Craig R. Kitchin              Name:   Craig R. Kitchin
Title:  President                     Title:  President

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